UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2014

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 753-1490

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced, on October 29, 2014, Chart Industries, Inc. (the “Company”) and two of its subsidiaries, Chart Industries Luxembourg S.à r.l. and Chart Asia Investment Company Limited (the “Foreign Borrowers”) (the Company and the Foreign Borrowers, collectively the “Borrowers”) entered into a second amended and restated senior secured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and several other financial institutions party thereto, providing for a five-year $450 million senior secured multicurrency revolving credit facility (the “Restated Credit Facility”). The Restated Credit Facility includes an accordion feature which allows the Company, at its option, to add up to an aggregate of $200 million in principal amount of term loans or additional revolving credit commitments, subject to customary conditions. The Restated Credit Facility matures on October 29, 2019 (the “Maturity Date”).

The Restated Credit Facility amends and restates the Company’s prior senior secured revolving credit and term loan facility. The term borrowings of the Company under such prior facility, in the principal amount of $65.6 million, have been converted to revolving borrowings under the Restated Credit Facility.

The Restated Credit Facility includes a $25 million sub-limit for the issuance of swingline loans, which are comparatively short-term loans used for working capital purposes, and a $100 million sub-limit for the issuance of letters of credit. The Restated Credit Facility also provides for up to $100 million (U.S. equivalent) in foreign currency borrowings and up to $100 million in advances to the Foreign Borrowers. At closing, there were $30.7 million in letters of credit issued and $65.6 million principal amount of borrowings outstanding under the Restated Credit Facility.

Loans under the Restated Credit Facility will continue to bear interest at either LIBOR or the base rate, at the applicable Borrower’s election, plus a spread determined by the Company’s leverage ratio (as described below). However, the effective interest rates under the Restated Credit Facility are up to 0.50% more favorable to the Company than under the prior facility. Thus, at closing, the applicable spread for (a) LIBOR rate loans was 1.50% per annum, with possible future spreads ranging from 1.50% to 2.75% per annum, and (b) base rate loans was 0.50% per annum, with possible future spreads ranging from 0.50% to 1.75% per annum. As under its prior credit facility, in addition to interest, the Company is required to pay commitment fees on the unused portion of the Restated Credit Facility. These have also been reduced under the Restated Credit Facility. The initial commitment fee rate is 0.250% per annum and, like the interest rate spreads, is subject to adjustment thereafter based on the Company’s leverage ratio, with possible future spreads ranging from 0.250% to 0.400% per annum.

The Company and its domestic Material Subsidiaries (as defined in the Restated Credit Facility) (subject to certain exemptions, “Guarantors”) continue to guaranty all of the Borrowers’ obligations in connection with the Restated Credit Facility and certain hedging and banking services obligations. The obligations of the Borrowers and the Guarantors under the Restated Credit Facility also continue to be secured by (i) a first priority perfected security interest in and lien on existing and future personal and material real property (subject to certain restrictions) of the Company and each Guarantor and (ii) a pledge of, and a first perfected security interest in, 100% of the equity interests of each of the Company’s existing and future material domestic subsidiaries and 65% of the equity interests of first-tier foreign subsidiaries owned by the Company and each Guarantor (subject to certain restrictions).

The Restated Credit Facility contains covenants that are customary for similar credit arrangements and generally consistent with or more favorable to the Company than those under its prior facility. These include covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants that require the Company to (i) maintain liquidity (which includes available cash, certain permitted investments and borrowing capacity under the Restated Credit Facility) at least equal to the principal amount of the Company’s 2.0% Convertible Senior Subordinated Notes due 2018 and any future similar convertible note issuances (“Convertible Notes”) during (A) the six-month period immediately prior to the maturity of such Convertible Notes and (B) any period when the holders of such Convertible Notes have the option to require the Company or any of its subsidiaries to repurchase such Convertible Notes, (ii) maintain an interest coverage ratio (defined as the ratio of consolidated EBITDA to consolidated interest expense for the four most recent fiscal quarters) of not less than 3.0 to 1.0, and (iii) maintain a leverage ratio (defined as the ratio of consolidated total indebtedness (less cash, cash equivalents and short term investments in excess of $20 million) to consolidated EBITDA for the four most recent fiscal quarters) of no greater than 3.25 to 1.0. Upon notification to the lenders, however, the required leverage ratio can be relaxed to 3.75 to 1.0 for a one-year period on up to two occasions (separated by at least two fiscal quarters) in connection with certain acquisitions or plant expansions costing more than $100 million. The Restated Credit Facility also imposes certain customary limitations and requirements on the Company with respect to, among other things, the incurrence of indebtedness and liens, the making of investments, the payment of dividends or making of other restricted payments, mergers, acquisitions and dispositions of assets, and transactions with affiliates.

The Borrowers’ failure to comply with the foregoing covenants, including compliance with the financial ratios and the minimum liquidity requirement, will constitute an event of default (subject, in the case of certain such covenants, to applicable notice and/or grace or cure periods) under the Restated Credit Facility. Other events of default under the Restated Credit Facility include the failure to timely pay principal, interest, fees or other amounts due and owing (subject to applicable grace periods), the occurrence of a change of control, certain breaches or defaults under other indebtedness in an aggregate amount in excess of $50 million, the failure to pay or discharge certain judgments aggregating more than $50 million, the occurrence of certain bankruptcy or insolvency events, and the breach of representations or warranties in any material respect. Events of default under the Restated Credit Facility are consistent with or more favorable to the Company than those under its prior facility. The occurrence and continuance of an event of default could result in, among other things, amounts owing under the Restated Credit Facility being accelerated and the Restated Credit Facility being terminated.

The foregoing description of the Restated Credit Facility is not complete and is qualified in its entirety by reference to the Restated Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On October 30, 2014, the Company hosted a conference call to discuss the Company’s financial results for the third quarter ended September 30, 2014. A transcript of the conference call is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the transcript is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated October 29, 2014, among Chart Industries, Inc., Chart Industries Luxembourg S.à r.l., Chart Asia Investment Company Limited, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Transcript of Chart Industries’ third quarter earnings conference call held on October 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: November 3, 2014	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated October 29, 2014, among Chart Industries, Inc., Chart Industries Luxembourg S.à r.l., Chart Asia Investment Company Limited, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Transcript of Chart Industries’ third quarter earnings conference call held on October 30, 2014.

5